Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in this Amendment to Registration Statement on Form S-3 of Dell Inc. (No. 333-172872) of our report dated March 15, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Dell Inc.’s Annual Report on Form 10-K for the year ended January 28, 2011. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
Austin, Texas
May 26, 2011